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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                _____________________________________________


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1994 included in Riggs National Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.



Washington, D.C.                                  /s/ ARTHUR ANDERSEN LLP
November 11, 1994




































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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Riggs National Corporation pertaining to the Riggs National Corporation 1994 Stock Option Plan of our report with respect to the financial statements of Riggs AP Bank Limited (not separately included therein) dated March 2, 1993 except for Note 19 - Subsequent Events:
Regulatory and Other Developments Relating to Riggs National Corporation as to which the date is October 25, 1993, included as Exhibit 28 to the Annual Report (Form 10 K) of Riggs National Corporation for the year ended
December 31, 1993, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST and YOUNG
                                                ________________________
                                                     Ernst & Young
                                                 Chartered Accountants

London, England
November 11, 1994